EXHIBIT 21.1

                        SUBSIDIARIES OF CARECENTRIC, INC.
                        ---------------------------------


        Name                                 State of Incorporation or Formation
------------------------------------         -----------------------------------
SC Holding, Inc.                                            Georgia
CareCentric National, LLC                                   Georgia
CareCentric Consulting, Inc.                                Georgia
Script Systems, Inc.                                      New Jersey
Simione Central, Inc.                                       Georgia




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